UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2021

PPD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39212	45-3806427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

929 North Front Street, Wilmington, North Carolina	28401
(Address of principal executive offices)	(Zip Code)

(910) 251-0081

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PPD	The NASDAQ Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation F-D Disclosure

On January 11, 2021, PPD, Inc. (the “Company”) announced the allocation of its expected new (i) $3,050.0 million aggregate principal amount senior secured first-lien term loan facility (the “Term Facility”) maturing in January 2028 and (ii) $600.0 million committed principal amount senior secured first-lien revolving credit facility (the “Revolving Facility” and, together with the Term Facility, the “Bank Facilities”) maturing in January 2026. The Term Facility loan is initially expected to bear interest at Adjusted LIBOR plus a margin of 2.25% with a “LIBOR floor” of 0.50% and loans under the Revolving Facility are initially expected to bear interest at the option of the Company either Adjusted LIBOR plus a margin of 2.00% with a “LIBOR floor” of 0.00% or Base Rate plus a margin of 1.00% with a “Base Rate floor” of 1.00%. Pricing on each of the Bank Facilities are expected to include a 25 basis point step-down to the respective interest rate margins upon the achievement and maintenance of a total net leverage ratio of 3.75:1.00 or lower or upon the public announcement that the Company’s corporate credit rating from each of Moody’s and S&P is equal to or better than Ba2 or BB, respectively.

The proceeds from borrowings under the Term Facility, together with cash on hand, are expected to be used to (i) refinance in full the principal amount outstanding and accrued and unpaid interest, fees and other amounts then due and owing under, the Credit Agreement dated as of August 18, 2015, as amended from time to time, among Jaguar Holding Company I, the borrowers party thereto, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, and (ii) pay fees and expenses relating to the Bank Facilities. The closing of the Bank Facilities is subject to satisfaction of customary closing conditions and is expected to occur on January 13, 2021. If the Bank Facilities close on January 13, 2021 as expected, the Company estimates annual run-rate gross interest expense (as calculated in accordance with GAAP, inclusive of cash interest expense, amortization of financing fees and expenses and cash costs related to interest rate swaps) to be approximately $187 million. This is based on the initial Term Facility interest rate of Adjusted LIBOR plus a margin of 2.25%, current 1-month LIBOR of 0.13% and the Company maintaining full hedge accounting effectiveness on its outstanding interest rate swaps. Due to the 0.00% LIBOR floor on the $3,000.0 million of interest rate swaps, the Company’s run-rate interest expense would be approximately $191 million if 1-month LIBOR decreased to 0.00% and approximately $176 million if 1-month LIBOR increased to 0.50%, with immaterial movement if LIBOR moved outside the range of 0.00-0.50%.

The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “targets,” “projections,” “should,” “could,” “would,” “may,” “might,” “will” and other similar expressions, including forward-looking statements about the impact from the novel coronavirus disease (the “COVID-19 pandemic”), relating to the refinancing of our senior secured credit facilities and the expected run-rate gross interest expense. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, actual results might differ materially from those expressed in these forward-looking statements. Factors that might materially affect such forward-looking statements include: the magnitude, continued duration, geographic reach and ongoing impact on the global economy and capital and credit markets of the COVID-19 pandemic; the current and uncertain future impact from the COVID-19 pandemic on our business, growth, reputation, prospects, financial condition, results of operations (including components of our financial results), cash flows and liquidity; the fragmented and highly competitive nature of the drug development services industry; changes in trends in the biopharmaceutical industry, including decreases in research and development spending and outsourcing; our ability to keep pace with rapid technological changes that could make our services less competitive or obsolete; the U.S. and international health care industry is subject to political, economic and/or regulatory influences and changes, such as health care reform, all of which could adversely affect both our customers’ and our businesses; any failure of our backlog to accurately predict or convert into future revenue; the fact that our customers can terminate, delay or reduce the scope of our contracts with them upon short notice or with no notice; the impact of industry, customer and therapeutic area concentration; our ability to accurately price our contracts and manage our costs associated with performance of such contracts; any failures in our information and communication systems, including cybersecurity breaches, impacting us or our customers, clinical trial participants or employees; any failure to perform services in accordance with contractual requirements, regulatory standards and ethical standards; our ability to recruit, retain and motivate key personnel, including the loss of any key executive who becomes seriously ill with COVID-19; our ability to access clinical research sites, attract suitable investigators or enroll a sufficient number of patients (including as a result of the COVID-19 pandemic) for our customers’ clinical trials; any failure by us to comply with numerous privacy laws; our dependence on third parties for critical goods and support services, including a significant impact from the COVID-19 pandemic on our suppliers; our dependence on our technology network, and the impact from upgrades to the network; any violation of laws, including laws governing the conduct of clinical trials or other biopharmaceutical research, and anti-corruption laws, such as the U.S. Foreign Corrupt Practices Act and the United Kingdom Bribery Act of 2010; competition between our existing and potential customers and the potential negative impact on our business; our management of business restructuring transactions and the integration of acquisitions; risks related to the drug development services industry that could result in potential liability that could affect our business, reputation and financial condition; any failure of our insurance to cover the potential liabilities, including indemnification obligations, associated with the operation of our business and provision of services; our use of biological and hazardous materials, which could violate law or cause injury or death, resulting in liability; disruptions to our operations by the occurrence of a natural disaster, pandemic (such as the COVID-19 pandemic) or other catastrophic events; international or U.S. economic, currency, political and other risks, such as those from the COVID-19 pandemic; economic conditions and regulatory changes relating to the United Kingdom’s exit from the European Union; any inability to adequately protect our intellectual property or the security of our systems and the data stored therein; consolidation amongst our customers, and the potential for rationalization of the combined drug development pipeline, resulting in fewer products in clinical development; any patent or other intellectual property litigation we might be involved in; changes in tax laws, such as U.S. tax reform, or interpretations of existing tax laws; our investments in third parties, which are illiquid and subject to loss; the substantial value of our goodwill and intangible assets, which we might not fully realize, resulting in impairment losses; difficult and volatile conditions in the capital and credit markets and in the overall economy, including those caused by the COVID-19 pandemic; risks related to our indebtedness; risks related to ownership of our common stock; the significant influence certain stockholders have over us; and other risk factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as updated by the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, copies of which are available free of charge on the Securities and Exchange Commission’s website at www.sec.gov. These cautionary statements should not be construed by you to be exhaustive and are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPD, Inc.

By:	/s/ B. Judd Hartman
Name:	B. Judd Hartman
Title:	Executive Vice President, General
Counsel and Secretary

Date: January 11, 2021